                                                                   EXHIBIT 10.27


================================================================================


                             CONTRIBUTION AGREEMENT




                                  BY AND AMONG



                       FELCOR LODGING LIMITED PARTNERSHIP,
                         A DELAWARE LIMITED PARTNERSHIP,

                       FELCOR LODGING TRUST INCORPORATED,
                             A MARYLAND CORPORATION

                                  FELCOR, INC.,
                               A TEXAS CORPORATION

                                RGC LEASING, INC.
                              A NEVADA CORPORATION

                                       AND

                            DJONT OPERATIONS. L.L.C.,
                      A DELAWARE LIMITED LIABILITY COMPANY




================================================================================

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
                                                    ARTICLE I.
                                                 THE CONTRIBUTION.................................................1

         1.1        Contribution of Contributed Assets............................................................1
         1.2        Consideration.................................................................................1
         1.3        Redemption Rights for Units...................................................................2
         1.4        Registration Rights...........................................................................2
         1.5        SEC Filings...................................................................................2
         1.6        Tax Consequences to Contributors..............................................................2

                                                    ARTICLE II.
                                           REPRESENTATIONS AND COVENANTS..........................................3

         2.1        Representations by General Partner and FLLP...................................................3
         2.2        Representations by Contributors...............................................................4
         2.3        Representations by DJONT......................................................................6
         2.4        Contributors' Indemnity.......................................................................9
         2.5        FLLP's and General Partner's Indemnity.......................................................10
         2.6        Maintenance of Debt..........................................................................10
         2.7        Restrictions on Subsequent Disposition of the Contributed
                           Assets or Certain Successor Assets....................................................10
         2.8        Reimbursement Agreement......................................................................11
         2.9        Tax Elections................................................................................11
         2.10       Cooperation..................................................................................11

                                                   ARTICLE III.
                                        CONDITIONS PRECEDENT TO THE CLOSING......................................12

         3.1        Contributors' Obligations....................................................................12
         3.2        Contributors' and DJONT's Representations and Warranties.....................................12

                                                    ARTICLE IV.
                                           CLOSING AND CLOSING DOCUMENTS.........................................12

         4.1        Closing......................................................................................12
         4.2        Contributors' Deliveries.....................................................................12
         4.3        FLLP's Deliveries............................................................................13

                                                                                                               Page
                                                                                                               ----
                                                    ARTICLE V.
                                                   MISCELLANEOUS.................................................13
         5.1        Notices......................................................................................14
         5.2        Entire Agreement; Modifications and Waivers; Cumulative Remedies.............................14
         5.3        Exhibits.....................................................................................15
         5.4        Successors and Assigns.......................................................................15
         5.5        Article Headings.............................................................................15
         5.6        Governing Law................................................................................15
         5.7        Time Periods.................................................................................15
         5.8        Counterparts.................................................................................15
         5.9        Survival.....................................................................................15
         5.10       Further Acts.................................................................................15
         5.11       Severability.................................................................................15
         5.12       Attorneys' Fees..............................................................................15

                             CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of the date last below written by and among FelCor, Inc., a Texas corporation ("FCI"), RGC Leasing, Inc., a Nevada corporation ("RGC" and, together with FCI, the "Contributors"), DJONT Operations, L.L.C., a Delaware limited liability company, FelCor Lodging Limited Partnership, a Delaware limited partnership ("FLLP"), and FelCor Lodging Trust Incorporated, a Maryland corporation and the sole general partner of FLLP ("General Partner").

                                    RECITALS

         A. FCI is the record and beneficial owner of 100% of the issued and outstanding Class A membership interest ("Class A Membership Interest") in DJONT, constituting 50% of the issued and outstanding membership interests; and RGC is the record and beneficial owner of 100% of the issued and outstanding Class B membership interest ("Class B Membership Interest") in DJONT, constituting the remaining 50% of the issued and outstanding membership interests, and the Contributors desire to contribute the Class A and Class B Membership Interests (the "Contributed Assets") to FLLP.

         B. FLLP desires to acquire the Contributed Assets from Contributors, on the terms and conditions hereinafter set forth.

         C. General Partner, in order to induce Contributors to enter into this Agreement, has agreed to make certain representations, warranties and covenants in this Agreement, all upon the terms and subject to the conditions of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.
                                THE CONTRIBUTION

         1.1 Contribution of Contributed Assets. Contributors agree to contribute and transfer the Contributed Assets to FLLP and FLLP agrees to accept transfer of the Contributed Assets pursuant to the terms and conditions set forth in this Agreement. The Contributed Assets shall be transferred to FLLP at Closing (defined below), free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, claims and other matters affecting title.

         1.2 Consideration. The total consideration (the "Consideration") for which Contributors agree to contribute and assign the Contributed Assets to FLLP, and which FLLP agrees to pay or deliver to Contributors, subject to the terms of this Agreement, shall be the issuance to Contributors of the units ("Units") of limited partner interest in FLLP equal to Ten Million Dollars ($10,000,000.00) divided by the greater of (i) the average closing price of the common stock of General Partner (the "Common Stock") as reported on the New York Stock Exchange for the ten (10) trading days preceding the Closing Date, and (ii) $24.00. Each Contributor shall be issued fifty percent (50%) of the total number of Units to be issued hereunder, and each Contributor hereby subscribes for and agrees to accept the issuance of such Units and the terms and conditions of the Amended and Restated Agreement of Limited Partnership for FLLP dated as of July 25, 1994, as amended to date (the "Partnership Agreement"), including without limitation the power of attorney granted in Section 1.4 of the Partnership Agreement, and to execute and deliver at the Closing such other documents or instruments as may be required by General Partner under Section 11.4 of the Partnership Agreement to effect such Contributor's admission as a limited partner in FLLP.

         1.3 Redemption Rights for Units. Each Unit shall be redeemable, at the option of Contributor, in accordance with, but subject to the restrictions contained in, Section 7.5 of the Partnership Agreement; provided, however, that Contributor's redemption option may not be exercised prior to the first anniversary of the Closing Date (defined below).

         1.4 Registration Rights. As soon as practicable after the Effective Date, the General Partner shall file with the Securities and Exchange Commission (the "Commission") and use commercially reasonable efforts to become effective, a registration statement under Rule 415 of the Securities Act of 1933, as amended, or any similar rule that may be adopted by the Commission, covering the resale of the shares of Common Stock issued upon redemption of the Units (the "Registration Statement"). The General Partner may include in such Registration Statement other securities of the General Partner to be resold by holders other than the Contributor. Except as set forth above, the rights and obligations of the Contributor with respect to the registration of shares of Common Stock issuable to it shall be as set forth in that certain Registration Rights Agreement dated as of dated as of July 21, 1994 by and among the General Partner and the holders listed therein (the "Registration Rights Agreement"), the terms of which are hereby incorporated by reference herein. To the extent any of the terms of the Registration Rights Agreement shall be in conflict with the terms of this Agreement, the terms of this Agreement shall control.

         1.5 SEC Filings. FLLP agrees to provide to Contributors a copy of all periodic reports filed after the date of this Agreement by General Partner with the SEC under Section 13 of the Securities Exchange Act of 1934, as amended. This obligation will cease as to both Contributors upon the termination of this Agreement prior to Closing or, as to each Contributor, upon the redemption by such Contributor of all of its Units after Closing.

         1.6 Tax Consequences to Contributors. Notwithstanding anything to the contrary in this Agreement, including without limitation the use of words and phrases such as "sell," "sale," purchase" and "pay," the parties hereto acknowledge and agree that it is their intent that the transaction contemplated hereby be treated for federal income tax purposes as the contribution of the Contributed Assets by Contributor to FLLP in exchange for the Units pursuant to
Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"), and not as a transaction in which Contributor is acting other than in its capacity as a prospective partner of FLLP. In addition, the parties hereto acknowledge and agree that it is their intent that, assuming that the Contributors execute the Reimbursement Agreement attached hereto as Exhibit A (the "Reimbursement Agreement"), the transaction contemplated hereby will not result in the recognition of income or gain associated with the portion of any negative capital account balance associated with the Contributed Assets that is allocable to a Contributor upon the closing of the contribution, to the extent that the aggregate negative capital account balance (as determined in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)) of such Contributor for which tax deferral is sought does not exceed the aggregate amount of debt that is agreed to be reimbursed by such Contributor pursuant to the Reimbursement Agreement.

                                   ARTICLE II.
                          REPRESENTATIONS AND COVENANTS

         2.1 Representations by General Partner and FLLP. General Partner and FLLP hereby represent and warrant unto Contributor that each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete as of the Closing Date:

                  (a) General Partner is duly organized, validly existing and in good standing under the laws of the State of Maryland, and has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; that the execution and delivery of this Agreement and the performance by General Partner of its obligations under this Agreement, including, but not by way of limitation, its obligations with respect to the issuance of its shares of Common Stock upon the redemption of the Units (if it elects to issue such shares of Common Stock) to be issued to Contributor pursuant to this Agreement, have been approved by the Board of Directors of General Partner and require no further action or approval of its directors or shareholders or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of General Partner.

                  (b) FLLP is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and, the execution and delivery of this Agreement and the performance by FLLP of its obligations under this Agreement have been approved by the Board of Directors of General Partner and require no further action or approval of FLLP's partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of FLLP.

                  (c) Neither the entry into nor the performance of, or compliance with, this Agreement by either General Partner or FLLP has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing corporate charter, certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to General Partner or FLLP.

                  (d) FLLP is acquiring the Contributed Assets for its own account and not with a view to the distribution thereof within the meaning of
Section 2(11) of the Securities Act of 1933, as amended.

                  (e) The Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid and nonassessable, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"). As a holder thereof, each Contributor, to the extent not already a limited partner of FLLP, shall be admitted as a limited partner of FLLP as of the Closing Date entitled to all of the rights and protections of limited partners under the Delaware Act and the provisions of the Partnership Agreement, with the same rights, preferences and privileges as all existing limited partners on a pari passu basis. At December 1, 2000, there were issued and outstanding 65,774,636 Units having substantially equal rights with respect to all matters, including rights to receive distributions and upon liquidation, and an aggregate of 6,038,100 units having certain preferential rights with respect to the receipt of distributions and upon liquidation. The shares of Common Stock for which the Units may be redeemed have been validly authorized and will be duly and validly issued, fully paid and nonassessable, free of preemptive or similar rights.

                  (f) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the (i) valid authorization, issuance, sale and delivery of the Units, and (ii) the valid authorization, issuance, sale and delivery of shares of Common Stock upon redemption of the Units.

                  (g) Neither the issuance, sale and delivery by FLLP of the Units, nor the issuance, sale and delivery by General Partner of the shares of Common Stock upon redemption of the Units, will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or passage of time or both) constitute a default under the certificate of incorporation or bylaws of General Partner or the certificate of limited partnership or the Partnership Agreement of FLLP; any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which General Partner or FLLP is a party or to which any of them, any of their respective properties or other assets or any hotel is subject; or any applicable statute, judgment, decree, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of General Partner or FLLP.

                  (h) Attached hereto as Schedule 2.1(h) is a list of all of the constituent documents comprising the Partnership Agreement, as amended and supplemented to date, true and complete copies of all of which have been delivered to each Contributor.

         2.2 Representations by Contributors. Contributors hereby represent and warrant unto FLLP that each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete as of the Closing Date:

                  (a) FCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. RGC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each Contributor has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by Contributor of its obligations under this Agreement require no further action or approval of Contributor's shareholders, directors, members, managers, trustees or partners (as the case may be) or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of such Contributor.

                  (b) Neither the entry into nor the performance of, or compliance with, this Agreement by either Contributor has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, limited liability company agreement, regulations, certificate of limited partnership, trust agreement, partnership agreement, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to such Contributor or to the Contributed Assets.

                  (c) (i) Each Contributor is the sole owner of the Contributed Assets owned by it, (ii) each Contributor has good title to the Contributed Assets owned by it, (iii) the Contributed Assets are free and clear of any liens, encumbrances, pledges and security interests whatsoever, and (iv) neither Contributor has granted any other person or entity an option to purchase or a right of first refusal upon the Contributed Assets.

                  (d) No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of either Contributor.

                  (e) Each Contributor is familiar with the business and financial condition of General Partner and FLLP, and is not relying upon any representations made to it by General Partner, FLLP or any of the officers, employees or agents of either of them that are not contained or referred to herein.

                  (f) Each Contributor is aware of the risks involved in making an investment in the Units and in the Common Stock for which such Units may be redeemable. Each Contributor has had an opportunity to ask questions of, and to receive answers from, FLLP and General Partner, or a person or persons authorized to act on their behalf, concerning the terms and conditions of this investment and the financial condition, affairs and business of FLLP and General Partner. Each Contributor confirms that all documents, records and information pertaining to its investment in FLLP that have been requested by it, including a complete copy of the Partnership Agreement as summarized in Schedule 2.1(h) attached hereto, have been made available or delivered to it prior to the date hereof.

                  (g) Each Contributor understands that neither the Units nor the shares of Common Stock for which the Units may be redeemed have been registered under the Securities Act of 1933, as amended, or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The Units for which each Contributor hereby subscribes are being acquired solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision or fractionalization thereof, in violation of such laws, and (except as expressly set forth herein) Neither Contributor has any present intention to enter into any contract, undertaking, agreement or arrangement with respect to any such resale. Each Contributor understands that the Units will contain appropriate legends reflecting the requirement that the Units not be resold by such Contributor without registration under such laws or the availability of an exemption from such registration.

                  (h) Each Contributor is an accredited investor as that term is defined in Rule 501 of Regulation D of the SEC.

         2.3 Representations by DJONT. DJONT hereby represents and warrants unto FLLP that each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete as of the Closing Date:

                  (a) DJONT has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (the "Delaware LLC Act"). Except for the entities listed on Schedule 2.3(a) hereto (the "Subsidiaries"), DJONT does not own, control, or have an equity interest in, directly or indirectly, any corporation, association or other entity. DJONT, or a Subsidiary, as applicable, owns the percentage equity interests of each of the Subsidiaries as reflected on Schedule 2.3(a). All of such equity interests have been duly and validly authorized and issued and are fully paid and are so owned free and clear of any pledge, lien, charge, encumbrance, security interests, preemptive right or other claims, except as set forth in such entity's governing documents. FCOAM, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas. DJONT has all requisite limited liability company power and authority to own, lease and operate its properties and conduct its business. Each direct and indirect subsidiary of DJONT (other than FCOAM, Inc.) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. DJONT and its subsidiaries have been duly qualified to do business and are in good standing as a foreign limited liability company or corporation in each other jurisdiction in which the ownership or leasing of their properties or the nature or conduct of their business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on DJONT.

                  (b) The limited liability company agreements, articles of incorporation, and bylaws, and all amendments thereof to date, of DJONT and each of its Subsidiaries previously delivered to FLLP, are complete and correct as of the date of this Agreement.

                  (c) All of the Contributed Assets have been validly issued, fully paid and are nonassessable. Neither DJONT nor any of its Subsidiaries has any obligations to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire any of their respective equity interests. The issuance of all equity interests of DJONT and its subsidiaries been in full compliance with all federal and state securities laws. There are no outstanding options, subscriptions, convertible securities, warrants, preemptive rights, rights of first refusal, proxies, voting agreements, restrictions (other than restrictions on transfer) imposed under federal or state securities laws) or agreements or understandings of any nature which restrict or relate to the voting or transfer of, require the issuance, sale, purchase or redemption of or otherwise relate to the equity interests of DJONT or any of its Subsidiaries. DJONT has no classes of membership interests, other than the Class A and Class B Membership Interests, authorized and/or outstanding.

                  (d) DJONT and its Subsidiaries are conducting their business in compliance with all federal, state and local laws, rules and regulations, including but not limited to, all environmental laws and regulations, of each jurisdiction in which DJONT or its Subsidiaries transact business and are not in breach of any such laws, rules and regulations. Neither DJONT nor any of its Subsidiaries has been cited for any violation of any laws, rules or regulations.

                  (e) Neither the execution, delivery and performance of this Agreement by Contributors, nor the consummation by Contributors of the transactions contemplated by this Agreement, nor compliance by Contributors with all of the provisions of this Agreement will: (i) require the consent of any third party; (ii) cause a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any contract or agreement to which DJONT or any Subsidiary is a party; (iii) violate any law, statute, rule, regulation, order, judgment, injunction or decree applicable to DJONT or any of its Subsidiaries; (iv) not create any claim, liability, lien, pledge, condition, charge or encumbrance of any nature whatsoever upon any assets of the DJONT or any of its Subsidiaries or the Contributed Assets; or (v) conflict with or violate any provision of the limited liability company agreements, articles of incorporation or by-laws, as applicable, of DJONT or any of its Subsidiaries. No consent or approval by, or any notification of or filing with, any public body or authority is required in connection with the execution, delivery and performance by Contributors of this Agreement, or the consummation of the transactions contemplated by this Agreement.

                  (f) Attached as Schedule 2.3(f) hereto is a true, complete and correct list and brief description of all of material leases, management agreements, franchise and license agreements, and other contracts, agreements and instruments material to DJONT or any of its Subsidiaries (collectively, the "Material Contracts"). All of the Material Contracts are in full force and effect and constitute the legal, valid and binding obligation of DJONT or its Subsidiary, as applicable, and of each other party to the Material Contracts and are enforceable in accordance with the terms of the Material Contracts. DJONT or its Subsidiary, as applicable, has performed all the obligations required to be performed by it as of the Closing Date under all of the Material Contracts and is not in default or alleged to be in default in any respect under any of the Material Contracts. There exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute a default by a party to any of the Material Contracts. Other than the Material Contracts, neither DJONT nor any of its Subsidiaries requires any contract or other agreement to enable it to carry on its business as presently being conducted. DJONT is not aware of any intention by any party to any

Material Contract: (i) to terminate such Material Contract or amend the terms of such Material Contract; (ii) to refuse to renew such Material Contract upon the expiration of the term of such Material Contract; or (iii) to renew such Material Contract upon expiration only on terms and conditions which are more onerous than those now existing. There is no default by any other party to any of the Material Contracts. DJONT has furnished to FLLP complete and correct copies of all Material Contracts.

                  (g) There are no (i) audits, inspections, actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or threatened against DJONT or any of its Subsidiaries, their respective officers, directors or employees, affecting or relating to DJONT or any of its Subsidiaries, whether at law or in equity, whether civil or criminal in nature or whether before or by any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency or instrumentality, nor does any known basis exist therefor, or (ii) judgments, awards, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against or involving DJONT or any of its Subsidiaries or their respective assets, except for those that individually, or in the aggregate in connection with a series of related claims, would not reasonably be expected to result in any material uninsured liability to DJONT or any of its Subsidiaries. Neither DJONT nor any of its Subsidiaries is in default with respect to any order, injunction or decree of any federal, state or local court, department, agency or instrumentality. Neither DJONT nor any of its Subsidiaries is presently engaged in any legal action to recover a material amount of monies due to DJONT or such Subsidiary for damage sustained by it.

                  (h) DJONT and its Subsidiaries have filed within the time and in the manner prescribed by law all federal, state and local tax returns and reports, including but not limited to income, gross receipts, intangible, real property, excise, withholding, franchise, sales, use, employment, personal property and other tax returns and reports, required to be filed by any of them under the laws of the United States and of each state or other jurisdiction in which DJONT or any of its Subsidiaries conducts business activities requiring the filing of tax returns or reports. All tax returns and reports filed by DJONT and its Subsidiaries are true and correct in all material respects. DJONT and its Subsidiaries have paid in full all taxes of whatever kind or nature for the periods covered by such returns. DJONT and its Subsidiaries have not been delinquent in the payment of any tax, assessment or governmental charge or deposit and have no tax deficiency or claim outstanding, assessed, threatened or proposed against any of them. The charges, accruals and reserves for unpaid taxes on the books and records of DJONT and its Subsidiaries as of the Closing Date are sufficient in all respects for the payment of all unpaid federal, state and local taxes of DJONT and its Subsidiaries accrued for or applicable to all periods ended on or before the Closing Date. There are no tax liens, whether imposed by the United States, any state, local or other taxing authority, outstanding against DJONT or any of its Subsidiaries or any of their respective assets. The federal, state and local tax returns of DJONT or any of its Subsidiaries have not been audited, nor has any of them received any notice of any federal, state or local audit.

                  (i) DJONT and its Subsidiaries have good and marketable title to all of their respective properties and assets used in their business or owned by them, whether real, personal, tangible or intangible (except for real properties and other assets held pursuant to leases as described in Schedule 2.3(f)), free and clear of all mortgages, liens, pledges, easements, covenants, conditions, restrictions; claims and encumbrances, other than (i) as referred to in the Financial Statements (defined below), (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by DJONT or a Subsidiary in the operation of its business, (iii) liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehouseman, laborers, material users and the like, (iv) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, and (v) liens for taxes not yet due and payable. DJONT and its Subsidiaries have possession of all assets and properties owned or leased by them. None of the operations of DJONT and its Subsidiaries on such leased real property is in violation of any applicable zoning requirement or classification, environmental statute, building code, pollution control ordinance or statute or any other applicable law, ordinance, regulation, order or requirement relating to such properties or to such operations. No party has commenced, nor has DJONT nor any Subsidiary received notice of the commencement of, any proceeding that would affect the present zoning classification of any property owned or leased by any of them. No portion of leased real property has been condemned, requisitioned or taken by any governmental authority, and, to the best of DJONT's knowledge, no such action is threatened. Subject to the terms of its leases, DJONT and its Subsidiaries have the right to quiet enjoyment of all leased real property for the full term of each lease and any renewal option. DJONT and its Subsidiaries have all rights of ingress and egress necessary for all operations conducted by them.

                  (j) The financial statements of DJONT and its Subsidiaries provided to the General Partner and included in the General Partner's Form 10-Q for the fiscal quarter ended September 30, 2000 (collectively, the "Financial Statements") are complete and present fairly the financial position of the DJONT and its Subsidiaries and the results of their operations as of the dates of the Financial Statements and for the periods covered by the Financial Statements. Except to the extent reflected or reserved against in the Financial Statements, neither DJONT nor any Subsidiary, as of the Closing Date, has any liabilities of any nature, whether accrued, absolute, contingent or otherwise. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

                  (k) Since September 30, 2000, DJONT and its Subsidiaries have operated their business only in the usual, regular and ordinary manner as the business was conducted prior to such date, and there has not been any material adverse change in the business, prospects or properties of the business, including any material damage, destruction or loss (whether or not covered by insurance).

         2.4 Contributors' Indemnity. Contributors jointly and severally agree to indemnify and hold FLLP and General Partner harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) which FLLP or General Partner may suffer or incur by reason of any act or cause of action occurring or accruing prior to the Closing Date and arising from the ownership or operation of the Contributed Assets prior to the Closing Date.

         2.5 FLLP's and General Partner's Indemnity. FLLP and General Partner jointly and severally agree to indemnify and hold Contributors harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonably attorneys' fees) which the Contributors may suffer or incur by reason of any act or cause of action occurring or accruing subsequent to the Closing Date and arising from the ownership or operation of the Contributed Assets subsequent to the Closing Date.

         2.6 Maintenance of Debt.

                  (a) FLLP covenants to the Contributors that FLLP will maintain indebtedness (above and beyond any amount of FLLP's indebtedness that previously has been guaranteed or agreed to be reimbursed by parties other than the Contributors) (the "Required Indebtedness") under that certain Sixth Amended and Restated Credit Agreement, dated as of December 18, 2000, by and among FLLP, General Partner, the financial institutions party thereto (the "Lenders"), and The Chase Manhattan Bank, as administrative agent for the Lenders, as such agreement may be amended, modified, restated, or replaced from time to time (the "Credit Agreement"), or under any replacement or additional line of credit of FLLP, in a principal amount equal to the lesser of (i) $25,000,000 or (ii) the aggregate negative capital account balances of the Contributors as of the Closing Date (the "Initial Negative Capital Accounts"), until the earlier of (A) five years following the Closing Date or (B) the date on which the Contributors have redeemed or otherwise disposed of all of their Units.

                  (b) The Required Indebtedness shall be reduced to the extent that the Contributors redeem their Units, in whole or in part, in exchange for Common Stock or for cash, or otherwise dispose of some or all of their Units (the Units that are so redeemed or disposed of are referred to herein as "Stepped-Up Basis Units"). In such a case, the Required Indebtedness shall be reduced by an amount equal to the original Required Indebtedness prior to any reduction multiplied by a fraction equal to (i) the portion of the Initial Negative Capital Accounts allocable to the Stepped-Up Basis Units redeemed or transferred immediately prior to the reduction of the Required Indebtedness, divided by (ii) the Initial Negative Capital Accounts.

                  (c) FLLP shall indemnify the Contributors against any and all federal and state income tax liability (including interest and penalties), plus reasonable attorney's fees (if any), incurred by the Contributors as a result of FLLP's breach of its obligation to maintain debt pursuant to this Section 2.6.

                  (d) To the extent that, at the end of the five (5) year period, the Required Indebtedness remains in place, each Contributor, with the consent of General Partner, may separately elect to continue, renew, and extend the Reimbursement Agreement on the same terms, conditions, and priorities on a year-to-year basis.

         2.7 Restrictions on Subsequent Disposition of the Contributed Assets or Certain Successor Assets. FLLP covenants and agrees that, until the earlier of
(i) five (5) years after the Closing Date and (ii) the date on which the Contributors, in the aggregate, no longer own at least 25% of the Units issued to the Contributors hereunder on the Closing Date, FLLP will not sell, assign, transfer, distribute or otherwise dispose of the Contributed Assets (or any successor asset or assets acquired by FLLP in exchange for the Contributed Assets in a non-taxable transaction, such as stock in a "taxable REIT subsidiary" of General Partner that is acquired by FLLP in a tax-free transaction under Code section 351 ("Successor Assets")) in a transaction that would result in the allocation of taxable income or gain by FLLP to the Contributors under Code section 704(c). Nothing in this Section 2.7 shall prevent FLLP or one or more of its affiliates from (i) pledging or encumbering any of the Contributed Assets or Successor Assets, as applicable, or (ii) assigning, transferring, or otherwise disposing of the Contributed Assets or Successor Assets, as applicable, to a subsidiary 100% of the beneficial ownership interests in which is owned by FLLP and/or General Partner as long as such transfer does not result in the allocation of taxable income or gain to the Contributors under Code section 704(c). FLLP shall indemnify the Contributors against any and all federal and state income tax liability (including interest and penalties), plus reasonable attorney's fees (if any), incurred by the Contributors as a result of FLLP's breach of its obligation not to dispose of the Contributed Assets or Successor Assets, as applicable, pursuant to this
Section 2.7.

         2.8 Reimbursement Agreement. General Partner is a co-obligor with respect to the loan extended pursuant to the Credit Agreement (the "Loan") and the Loan is a recourse obligation of General Partner. Pursuant to the Reimbursement Agreement, the Contributors, severally and in proportion to each Contributor's respective share of the Reimbursable Amount (as described in Section 3 of the Reimbursement Agreement), but not jointly, are agreeing to reimburse General Partner for the amount that General Partner must pay with respect to the Loan (or bear the economic risk of loss for); provided, however, that (i) the amount that each Contributor is required to pay pursuant to the Reimbursement Agreement will in no event exceed its respective share of the Reimbursable Amount and (ii) the Contributors will be required to pay the Reimbursable Amount only to the extent that General Partner does not otherwise recover (or is relieved of paying as a result of recoveries by the Lenders) an amount at least equal to the Reimbursable Amount after (A) the Lenders and the Reimbursee have exhausted their remedies against FLLP's assets and the assets of any person or entity other than the Reimbursee that enters into a guaranty with respect to the Loan and (B) the Reimbursee has demanded payment from any other person or entity that enters into a reimbursement agreement with the Reimbursee. The Reimbursement Agreement provides for the Contributors to reimburse General Partner for an amount up to their Initial Negative Capital Accounts, but not to exceed an aggregate amount of $25,000,000 in principal amount for both Contributors.

         2.9 Tax Elections. FLLP hereby agrees to use the 'traditional method" of making Code section 704(c) allocations as described in section 704-3(b) of the Treasury Regulations with respect to the Contributed Assets or Successor Assets, as applicable.

         2.10 Cooperation. If FLLP or one of its affiliates takes any action with respect to the Contributed Assets or Successor Assets, as applicable, or the Required Indebtedness and Contributors give written notice to FLLP of material adverse tax implications to Contributors as a result of such action (with reasonable detail of such anticipated tax implications), then FLLP shall reasonably cooperate with Contributors, at Contributors' sole cost (including the reimbursement of FLLP for its costs including attorneys' fees), in Contributors' efforts to avoid or minimize the impact on Contributors' tax liability resulting from such action. Notwithstanding the foregoing, however, this Section 2.10 shall not be deemed to require FLLP to (i) delay the timing of such action, (ii) alter the economic benefits to be received by FLLP or its affiliates from the occurrence of such action, (iii) increase FLLP's or its affiliates' legal, financial, tax, or other risks, or (iv) extend the period of its obligations under Section 2.6 or Section 2.7 hereof. FLLP shall use its best efforts to give Contributors reasonable advance notice of any action with respect to the Contributed Assets or Successor Assets, as applicable, or the Required Indebtedness which may have material adverse tax implications to Contributors; provided, however, that any unintentional failure by FLLP to give any such notice to Contributors shall not be deemed a breach of FLLP's obligations hereunder.

                                  ARTICLE III.
                       CONDITIONS PRECEDENT TO THE CLOSING

         In addition to any other conditions set forth in this Agreement, FLLP's obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Article III, all of which shall be conditions precedent to FLLP's obligations under this Agreement. In addition, notwithstanding the date of this Agreement, either FLLP or the Contributors may terminate this Agreement at any time and for any reason prior to January 1, 2001 by giving written notice to the other parties pursuant to Section 5.1 hereof.

         3.1 Contributors' Obligations. Contributors shall have performed all obligations of Contributors hereunder which are to be performed prior to Closing.

         3.2 Contributors' and DJONT's Representations and Warranties. Contributors' and DJONT's representations and warranties set forth in Sections
2.2 and 2.3, respectively, shall be true and correct in all material respects as if made again on the Closing Date.

                                   ARTICLE IV.
                          CLOSING AND CLOSING DOCUMENTS

         4.1 Closing. The consummation and closing (the "Closing") of the transactions contemplated under this Agreement shall take place at the offices of FLLP in Irving, Texas, or such other place as is mutually agreeable to the parties, at 12:00 noon on January 1, 2001 (the "Closing Date"), or as otherwise set by agreement of the parties.

         4.2 Contributors' Deliveries. At the Closing and at Contributors' sole cost and expense, Contributors shall deliver the following to FLLP in addition to all other items required to be delivered to FLLP or General Partner by
Contributors:

                  (a) Assignment of Contributed Assets. Each Contributor shall have executed and delivered an Assignment of Membership Interests, in substantially the form of Exhibit B attached hereto, granting and conveying to FLLP good and indefeasible title to the Contributed Assets, free and clear of all liens, encumbrances, security interests, prior assignments, conditions, restrictions, claims and other matters affecting title;

                  (b) Amendment to the Partnership Agreement. An amendment to the Partnership agreement to effect RGC's admission as a limited partner of FLLP substantially in the form attached hereto as Exhibit C (the "Amendment") duly executed by RGC;

                  (c) Authority Documents. Evidence satisfactory to FLLP that the person or persons executing the closing documents on behalf of Contributors have full right, power and authority to do so.

         4.3 FLLP's Deliveries. At the Closing, and at FLLP's sole cost and expense, FLLP shall deliver the following to Contributors:

                  (a) Certificate for Units. A unit certificate duly issued by FLLP in the name of each Contributor as of the Closing Date representing the Units to which such Contributor is entitled pursuant to Section 1.2 of this Agreement;

                  (b) Amendment to the Partnership Agreement. The Amendment duly executed by General Partner, as the sole general partner and as the attorney-in-fact of all limited partners of FLLP;

                  (c) Authority Documents. Evidence satisfactory to Contributors that the person or persons executing the closing documents on behalf of FLLP have full right, power and authority to do so.

                                   ARTICLE V.
                                  MISCELLANEOUS

         5.1 Notices. Any notice provided for by this Agreement and any other notice, demand or communication which any party may wish to send to another shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party's address as set forth in this Section. FLLP's address for all purposes under this Agreement shall be the following:

               c/o FelCor Lodging Trust Incorporated
               545 E. John Carpenter Frwy., Suite 1300
               Irving, Texas 75062
               Attention: General Counsel
               Fax No. (972) 444-4949

Contributors' address for all purposes under this Agreement shall be the following:

                  If to FCI, to it at:

                  FelCor, Inc.
                  545 E. John Carpenter Frwy., Suite 1300
                  Irving, Texas 75062
                  Attention: General Counsel
                  Fax No. (972) 444-4949
                  Tax I.D. No. 75-2404859

                  And:

                  If to RGC, to it at:

                  RGC Leasing, Inc.
                  c/o Avansino, Melarkey, Knobel, McMullen & Mulligan Wiegand Center
                  165 West Liberty Street, Suite 210
                  Reno, Nevada 89501
                  Attn: Mark W. Knobel, Esq.
                  Fax No. (775) 333-0305
                  Tax I.D. No. 88-0322489

Any address or name specified above may be changed by a notice given by the addressee to the other parties. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

         5.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to Contributors or FLLP upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Contributors or FLLP of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained. All rights, powers, options or remedies afforded to Contributors or FLLP either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law, unless expressly provided to the contrary herein.

         5.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

         5.4 Successors and Assigns. Except as set forth in this Article, this Agreement may not be assigned by FLLP or by either Contributor without the prior approval of the other parties hereto. This Agreement shall be binding upon, and inure to the benefit of, Contributors and FLLP and their respective legal representatives, successors, and permitted assigns.

         5.5 Article Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

         5.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

         5.7 Time Periods. If the final day of any time period or limitation set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the State of Delaware, or the federal government, then and in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

         5.8 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

         5.9 Survival. All covenants and agreements contained in the Agreement which contemplate performance after the Closing Date shall survive the Closing.

         5.10 Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by FLLP, General Partner and Contributors, FLLP, General Partner and Contributors shall perform, execute and deliver or cause to be performed, executed and delivered at the Closing or after the Closing, any and all further acts, instruments and agreements and provide such further assurances as the other parties may reasonably require to consummate the transaction contemplated hereunder.

         5.11 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         5.12 Attorneys' Fees. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, the non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages, and expenses, including attorneys' fees, expended or incurred in connection therewith.


         IN WITNESS WHEREOF, this Agreement has been entered into effective as of the 1st day of January, 2001.

                                        CONTRIBUTORS:

                                        FELCOR, INC.,
                                        a Texas corporation

                                        By:
                                              ----------------------------------
                                        Name: Thomas J. Corcoran, Jr.
                                        Title: President


                                        RGC LEASING, INC.,
                                        a Nevada corporation


                                        By:
                                              ----------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        DJONT:

                                        DJONT OPERATIONS, L.L.C.,
                                        a Delaware limited liability company


                                        By:
                                              ----------------------------------
                                        Name: Thomas J. Corcoran, Jr.
                                        Title: President


                                        FLLP:

                                        FELCOR LODGING LIMITED PARTNERSHIP,
                                        a Delaware limited partnership

                                        By:  FelCor Lodging Trust Incorporated,
                                             a Maryland corporation, its general
                                             partner


                                             By:
                                                  ------------------------------
                                                  Lawrence D. Robinson,
                                                  Senior Vice President


                                        GENERAL PARTNER:

                                        FELCOR LODGING TRUST INCORPORATED,
                                        a Maryland corporation


                                        By:
                                              ----------------------------------
                                              Lawrence D. Robinson,
                                              Senior Vice President

                                    EXHIBIT A

                             REIMBURSEMENT AGREEMENT

         THIS REIMBURSEMENT AGREEMENT (this "Agreement") is entered into as of January 1, 2001, by and among FELCOR, INC., a Texas corporation ("FCI"), RGC LEASING, INC., a Nevada corporation ("RGC" and, together with FCI, the "Reimbursors"), and FELCOR LODGING TRUST INCORPORATED, a Maryland corporation (the "Reimbursee").

                                    RECITALS

         A. The Reimbursee is the sole general partner of FelCor Lodging Limited Partnership, a Delaware limited partnership ("FLLP").

         B. Pursuant to a Contribution Agreement, dated as of January 1, 2001 (the "Contribution Agreement"), between the Reimbursors, FLLP, the Reimbursee, and DJONT Operations, L.L.C., a Delaware limited liability company ("DJONT"), the Reimbursors contributed all of the outstanding membership interests in DJONT to FLLP in exchange for limited partnership interests ("Units") in FLLP (the "Contribution").

         C. Pursuant to the Contribution Agreement, until the earlier of (i) January 1, 2006 or (ii) the date on which the Reimbursors have redeemed or otherwise disposed of all of their Units, FLLP agreed to maintain indebtedness (above and beyond any amount of FLLP's indebtedness guaranteed or agreed to be reimbursed by parties other than the Reimbursors) (the "Required Indebtedness") in a principal amount equal to the lesser of (i) $25,000,000 or (ii) the aggregate negative capital account balances of the Reimbursors as of the Closing Date (the "Initial Negative Capital Accounts").

         D. Pursuant to that certain Sixth Amended and Restated Credit Agreement, dated as of December 18, 2000 (the "Credit Agreement"), by and among FLLP, the Reimbursee, the financial institutions party thereto (the "Lenders"), and The Chase Manhattan Bank, as administrative agent for the Lenders, the Lenders have extended a loan (the "Loan") to FLLP. The Loan is evidenced by Promissory Notes dated December 18, 2000, in the aggregate original principal amount of $600 Million (the "Notes"). The Notes are unsecured.

         E. The Reimbursee is a co-obligor with respect to the Loan and the Loan is a recourse obligation of the Reimbursee.

         F. The Reimbursors have agreed to reimburse the Reimbursee up to a certain amount in the event (i) the Lenders have exhausted their remedies against FLLP's assets and the assets of any person or entity (other than the Reimbursee) that enters into a guaranty with respect to the Loan (collectively, the "Other Guarantors") and (ii) the Reimbursee has demanded payment from any other person or entity that enters into a reimbursement agreement with the Reimbursee (collectively, the "Other Reimbursors"), and the Reimbursee must pay, directly or indirectly, to the Lenders (or bear the economic risk of loss for) any portion of the Required Indebtedness. The amounts for which the

Reimbursors have agreed to reimburse the Reimbursee are set forth in Section 3 hereof. The aggregate amount for which the Reimbursee may be reimbursed pursuant to this Agreement is referred to herein as the "Reimbursable Amount."

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Reimbursors and the Reimbursee hereby agree as follows:

                                    AGREEMENT

         1. TERM.

                  (a) This Agreement shall terminate on January 1, 2006; provided, however, this Agreement shall terminate as to a Reimbursor twelve months after the taxable disposition by such Reimbursor of all of its Units, provided that no demand for payment has been made by the Reimbursee on such Reimbursor before the expiration of such twelve-month period.

                  (b) On January 1, 2006, each Reimbursor, with the consent of the Reimbursee, if the Required Indebtedness remains in place, may separately elect to continue, renew, and extend this Agreement on the same terms, conditions, and priorities on a year-to-year basis.

         2. REIMBURSEMENT OBLIGATIONS. The Reimbursors, severally and in proportion to each Reimbursor's respective share of the Reimbursable Amount (as described in Section 3 hereof), but not jointly, hereby agree to reimburse the Reimbursee for the amount that the Reimbursee must pay with respect to the Loan (or bear the economic risk of loss for); provided, however, that (i) the amount that each Reimbursor is required to pay pursuant to this Agreement shall in no event exceed its respective share of the Reimbursable Amount and (ii) the Reimbursors shall be required to pay the Reimbursable Amount only to the extent that the Reimbursee does not otherwise recover (or is relieved of paying as a result of recoveries by the Lenders) an amount at least equal to the Reimbursable Amount after (A) the Lenders and the Reimbursee have exhausted their remedies against FLLP's assets and the assets of any Other Guarantors and
(B) the Reimbursee has demanded payment from any Other Reimbursors. The Reimbursors' obligations set forth in this Section 2 shall be referred to herein as the "Reimbursement Obligations."

         3. RESPECTIVE SHARES OF REIMBURSABLE AMOUNT. Each Reimbursor's respective share of the Reimbursable Amount is as follows.

                                                       Reimbursable Amount
                                                       -------------------
                  FCI                                      $ 21,500,000
                  RGC                                      $  1,200,000

         4. MODIFICATION OF REIMBURSABLE AMOUNT. The Reimbursable Amount shall not be reduced by any regularly scheduled amortization payments made under the documents evidencing or securing the Loan (the "Loan Documents"), or by any Extraordinary Payments (as defined in this Section 4). For purposes of this
Section 4, the term "Extraordinary Payment" shall mean any payment made to the Lenders to reduce the principal amount of the Loan other than regularly scheduled amortization payments, including, without limitation: (a) any partial prepayment of the Loan; (b) any award by a governmental or quasi-governmental entity by reason of a taking of all or any portion of FLLP's property, or any interest therein, in condemnation or by exercise of the power of eminent domain or by an agreement in lieu thereof, to the extent applied in reduction of the Loan; and (c) any insurance proceeds, or the amount thereof remaining after repair of damage to FLLP's property caused by fire or other casualty, to the extent applied in reduction of the Loan.

         5. REIMBURSEMENT PROCEDURES. Any reimbursement made under this Agreement shall be made no later than 90 days after a Reimbursor's receipt of a written request by the Reimbursee stating the amount of the Reimbursement Obligations. If a claim under this Agreement is not paid in full by a Reimbursor within 90 days after a written request for payment has first been received by the Reimbursor, the Reimbursee may at any time thereafter bring an action against the Reimbursor to recover the Reimbursor's unpaid amount of the claim.

         6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes any and all previous agreements among the Reimbursors and the Reimbursee, whether written or oral, respecting the subject matter hereof and thereof. This Agreement may not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

         7. AMENDMENTS; GOVERNING LAW. This Agreement may not be waived, modified, or amended except by an agreement in writing signed by the Reimbursors and the Reimbursee. The respective rights and obligations of the Reimbursors and the Reimbursee shall be governed by and construed in accordance with the laws of the State of Texas.

         8. SECTION HEADINGS. The section headings in this Agreement are included for convenience only and are not a part of, nor shall be used in construing, this Agreement.

         9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Reimbursors and the Reimbursee, and their respective successors and assigns. Except for the Reimbursors and the Reimbursee, and their respective successors and assigns, no other person shall be entitled to the benefits of this Agreement or to rely hereon. Upon the dissolution or liquidation of a Reimbursor (the "Predecessor Reimbursor"), the successors, assigns, and/or distributees of the Predecessor Reimbursor shall, without the necessity of obtaining the consent or approval of the Reimbursee, assume or otherwise undertake the Reimbursement Obligations of the Predecessor Reimbursor, and shall enter into and deliver to the Reimbursee an agreement wherein such successors, assigns, and/or distributees assume the Reimbursement Obligations of the Predecessor Reimbursor under this Agreement, in order to satisfy all or any portion of the Reimbursement Obligations of the Predecessor Reimbursor. If one or more, but not all, of the successors, assigns, and/or distributees elect to assume or otherwise undertake their respective shares of the Reimbursement Obligations of the Predecessor Reimbursor, then all those making such election shall be severally liable for their respective shares of the Predecessor Reimbursor's respective share of the Reimbursable Amount, as determined pursuant to Section 4 hereof. Upon the merger of any Reimbursor with another entity, the surviving entity shall, without the necessity of obtaining the consent or approval of the Reimbursee, assume or otherwise undertake the Reimbursement Obligations of the target entity and shall enter into and deliver to the Reimbursee an agreement wherein such surviving entity assumes the Reimbursement Obligations of the target entity under this Agreement, in order to satisfy all or any portion of the Reimbursement Obligations of the target entity.

         10. SEVERABILITY. If this Agreement would be held or determined to be void, invalid, or unenforceable by reason of the amount of the Reimbursors' liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the maximum amount of the liability of the Reimbursors under this Agreement shall, without any further action by the Reimbursors, the Reimbursee, or any other person, be automatically limited and reduced to an amount that is valid and enforceable.

         11. NO SUBROGATION. Reimbursors hereby waive all rights of subrogation or contribution that they may have against FLLP or the Reimbursee, whether arising by contract or operation of law by reason of any payment pursuant hereto.

         12. NOTICES. All notices or other communications hereunder shall be in writing and shall be sent by: (a) overnight courier service or United States Express Mail against receipt; or (b) Certified Mail, Return Receipt Requested, postage prepaid. Notices shall be deemed given two business days after being sent if sent by overnight courier service or United States Express Mail or ten business days after being sent if sent by Certified Mail. Notices to a party shall be sent to its or his address set forth below or to such other address as shall be stated in a notice similarly given:

         If to FCI, to it at:

                  FelCor, Inc.
                  545 E. John Carpenter Frwy., Suite 1300
                  Irving, Texas 75062
                  Attention: General Counsel
                  Fax No. (972) 444-4949
                  Tax I.D. No. 75-2404859

         If to RGC, to it at:

                  RGC Leasing, Inc.
                  c/o Avansino, Melarkey, Knobel, McMullen & Mulligan Wiegand Center
                  165 West Liberty Street, Suite 210
                  Reno, Nevada 89501
                  Attn: Mark W. Knobel, Esq.
                  Fax No. (775) 333-0305
                  Tax I.D. No. 88-0322489

         If to the Reimbursee:

                  FelCor Lodging Trust Incorporated
                  545 E. John Carpenter Frwy., Suite 1300
                  Irving, Texas 75062
                  Attention: General Counsel
                  Fax No. (972) 444-4949

         13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, each party hereto, through its officer thereunto duly authorized, has duly executed this Agreement as of the day and year first above written.

                                        REIMBURSORS:

                                        FELCOR, INC.,
                                        a Texas corporation

                                        By:
                                             ----------------------------------
                                        Name:  Thomas J. Corcoran, Jr.
                                        Title:  President


                                        RGC LEASING, INC.,
                                        a Nevada corporation


                                        By:
                                             ----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

                                        REIMBURSEE:

                                        FELCOR LODGING TRUST
                                        INCORPORATED,
                                        a Maryland corporation


                                        By:
                                             ----------------------------------
                                             Lawrence D. Robinson,
                                             Senior Vice President